CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-258249 on Form S-3 and Registration Statement Nos. 333-112877, 333-112878, 333-112880, 333-195837, and 333-271695 on Form S-8, as amended, of our reports dated February 16, 2024, relating to the consolidated financial statements of Brunswick Corporation and the effectiveness of Brunswick Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 16, 2024